Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS FIRST QUARTER 2017 RESULTS
- Achieves Highest First Quarter New and Renewal Leasing Volume -
- Continues to Drive Robust Cash Leasing Spreads -

NEW YORK, May 1, 2017 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended March 31, 2017. For the three months ended March 31, 2017, net income attributable to common stockholders was $0.23 per diluted share compared with $0.20 per diluted share in the comparable 2016 period.

Key highlights for the three months ended March 31, 2017 include:

•	Grew FFO per diluted share 4.4% year-over-year, excluding non-cash GAAP adjustments and lease termination fees

•	Generated same property NOI growth of 3.2%

•	Executed 1.9 million square feet of new and renewal leases at comparable rent spreads of 16.4%

•	Increased leased occupancy by 10 basis points year-over-year to 92.5%

•	Increased small shop leased occupancy by 90 basis points year-over-year to 84.8%

•	Added $42.5 million of value enhancing reinvestment projects to the in process pipeline at an expected average incremental NOI yield of 10%

•	Completed four anchor space repositioning projects and three outparcel developments for a total investment of $14.5 million at an average incremental NOI yield of 14%

•	Completed $104.5 million of acquisitions and $35.5 million of dispositions

•	Issued $400.0 million of 3.90% Senior Notes due 2027 and utilized proceeds to prepay a portion of the Company’s Tranche A Term Loan maturing July 31, 2018

“While the overall retail environment brought an increase in announced retail bankruptcies and store closings, our portfolio continued to benefit from healthy tenant demand, resulting in 1.9 million square feet of new and renewal leases executed in the first quarter at blended comparable rent spreads of 16.4%,” commented James Taylor, Chief Executive Officer and President. “Importantly, our leasing and redevelopment activity continues to demonstrate the upside embedded in our portfolio given our locations, below market rent basis and accretive redevelopment potential, all of which represent distinct competitive advantages in today’s environment.”

FINANCIAL HIGHLIGHTS
Net Income

•
For the three months ended March 31, 2017 and 2016, net income attributable to common stockholders was $71.6 million, or $0.23 per diluted share, and $60.5 million, or $0.20 per diluted share, respectively.

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NAREIT FFO

•	For the three months ended March 31, 2017 and 2016, NAREIT FFO was $161.6 million, or $0.53 per diluted share, and $161.3 million, or $0.53 per diluted share, respectively.

Same Property NOI Growth

•	Same property NOI for the three months ended March 31, 2017 increased 3.2% from the comparable 2016 period.

•	Same property base rent for the three months ended March 31, 2017 contributed 250 basis points to same property NOI growth.

Dividend

•	The Company’s Board of Directors declared a quarterly cash dividend of $0.26 per common share (equivalent to $1.04 per annum) for the second quarter of 2017.

•	The dividend is payable on July 17, 2017 to stockholders of record on July 6, 2017, representing an ex-dividend date of July 3, 2017.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities

•
During the three months ended March 31, 2017, the Company completed four anchor space repositioning projects and added five new projects to its in process pipeline.  At March 31, 2017, the anchor space repositioning in process pipeline was comprised of 17 projects with an aggregate net estimated cost of approximately $33.1 million at expected average incremental NOI yields of 13 to 15%.

•
During the three months ended March 31, 2017, the Company completed three outparcel developments and added three new projects to its in process pipeline. At March 31, 2017, the outparcel development in process pipeline was comprised of seven projects with an aggregate net estimated cost of approximately $9.6 million at an expected average incremental NOI yield of 13%. In addition, the new development in process pipeline was comprised of one project, with a net estimated cost of approximately $32.6 million at an expected NOI yield of 10%.

•
During the three months ended March 31, 2017, the Company added two new redevelopment projects to its in process pipeline. At March 31, 2017, the redevelopment in process pipeline was comprised of 11 projects with an aggregate net estimated cost of approximately $142.1 million at an expected average incremental NOI yield of 9%.

Acquisitions

•
As previously announced, during the three months ended March 31, 2017, the Company acquired Arborland Center, a 404,000 square foot grocery-anchored regional shopping destination located in Ann Arbor, Michigan, for $102.0 million. Arborland Center is located in a high barrier-to-entry trade area situated between the University of Michigan and Eastern Michigan University and is anchored by a range of best-in-class retailers including Kroger, Nordstrom Rack, Marshalls, Ulta, DSW and Starbucks.

•	In addition, during the three months ended March 31, 2017, the Company acquired two outparcels for a combined purchase price of $2.5 million.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

Dispositions

•
During the three months ended March 31, 2017, the Company generated approximately $35.5 million of gross proceeds on the sale of Killingly Plaza located in Killingly, Connecticut, North Park shopping center located in Macon, Georgia and Perry Marketplace located in Perry, Georgia.

Mark Horgan, Executive Vice President, Chief Investment Officer, added, “The transaction market continues to reflect strong demand for grocery-anchored community and neighborhood shopping centers across both coastal and non-coastal markets. Consistent with our capital recycling strategy of clustering ownership in successful retail nodes, we added critical mass in the Ann Arbor MSA with the acquisition of Arborland Center, growing our ownership in that market to four assets with over 1.0 million square feet of GLA. Additionally, we are increasing the rate of our disposition activity, exiting three single market assets during the first quarter and we expect to close on more in the coming quarters.”

CAPITAL STRUCTURE

•
During the three months ended March 31, 2017, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued $400.0 million aggregate principal amount of 3.90% Senior Notes due 2027 at 99.009% of par value. Proceeds from the offering were utilized to prepay $390.0 million of the Company’s $1.0 billion Tranche A Term Loan maturing July 31, 2018.

•	As a result, the Company extended its weighted average maturity to 5.0 years, while reducing maturing debt in 2018 to $629.5 million from $1,019.5 million at December 31, 2016.

GUIDANCE

•	The Company is affirming its previously provided NAREIT FFO per diluted share expectations for 2017. Key underlying assumptions are updated as indicated below:

2017E (dollars in millions, except per share amounts)	Updated Guidance	Prior Guidance
NAREIT FFO per diluted share (1)	$2.05 - $2.12	$2.05 - $2.12
Key Underlying Assumptions:
Same property NOI growth	2.0 - 3.0%	2.0 - 3.0%
Straight-line rental income, amortization of above- and below-market rent and tenant inducements and straight-line ground rent expense	$40 - $44	$38 - $42
General and administrative expenses (1)	$86 - $90	$86 - $90
GAAP interest expense	$226 - $230	$224 - $230
Value enhancing capital expenditures	$120 - $150	$120 - $150
(1) Does not include any expectations of additional one-time items, including, but not limited to, litigation, investigative and other non-routine legal expenses.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

•	The following table provides a reconciliation of the range of the Company’s 2017 estimated net income attributable to common stockholders to NAREIT FFO:

(Unaudited, dollars in millions, except per share amounts)	2017E	2017E Per Diluted Share
Net income attributable to common stockholders	$267 - $288	$0.87 - $0.94
Depreciation and amortization	362	1.19
Impairment of operating properties	6	0.02
Gain on disposition of operating properties	(9)	(0.03)
NAREIT FFO	$626 - $647	$2.05 - $2.12

CONNECT WITH BRIXMOR

•	For additional information, please visit www.brixmor.com;

•	Follow Brixmor on Twitter at www.twitter.com/Brixmor;

•	Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, May 2, 2017 at 10:00 AM ET. To participate, please dial 888.317.6003 (domestic) or 412.317.6061 (international) at least ten minutes prior to the scheduled start of the call (Passcode: 0206262). The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on May 16, 2017 by dialing 877.344.7529 (domestic) or 412.317.0088 (international) (Passcode: 10102384) or via the web through May 2, 2018 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section.  These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP DISCLOSURES
NAREIT FFO
NAREIT FFO is a supplemental non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) in accordance with GAAP excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect FFO on the same basis.

The Company presents NAREIT FFO as it considers it an important supplemental measure of its operating and financial performance. The Company believes NAREIT FFO assists investors  in analyzing Brixmor’s comparative operating and financial performance because, by excluding gains and losses related to dispositions of previously depreciated operating properties, real estate-related depreciation and amortization of continuing operations, impairment of operating properties and real estate equity investments, and after adjustments for joint ventures calculated to reflect FFO on the same basis, investors can compare the operating performance of a company’s real estate between periods.

450 Lexington Avenue : New York, NY 10017 : 800.468.7526

NAREIT FFO should not be considered as an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and is not an alternative to, or more meaningful than, cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations and, accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP. Computation of NAREIT FFO may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from NAREIT FFO are relevant to understanding and addressing financial performance.  A reconciliation of NAREIT FFO to Net income is presented in the attached table.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods excluding properties under development), as total property revenues (base rent, ancillary and other, expense reimbursements and percentage rents) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Same Property NOI includes the Company’s unconsolidated joint venture at pro rata share.  Same property NOI excludes corporate level income (including management, transaction and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and income / expense associated with the captive insurance entity.

Same property NOI eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented, and therefore, provides a more consistent metric for comparing operational performance. Management uses same property NOI to review operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects.

Same property NOI should not be considered an alternative to, or more meaningful than, net income (determined in accordance with GAAP) or other GAAP financial measures as an indicator of financial performance and is not an alternative to, or more meaningful than, cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those presented in accordance with GAAP.  Computation of same property NOI may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs.  Investors are cautioned that items excluded from same property NOI are relevant to understanding and addressing financial performance.  A reconciliation of same property NOI to Net income is presented in the attached table.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor Property Group, a real estate investment trust (REIT), is a leading owner and operator of high-quality, open-air shopping centers. The Company’s more than 500 retail centers comprise 86 million square feet in established trade areas across the nation and are supported by a diverse mix of highly productive non-discretionary and value-oriented retailers, as well as

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526

consumer-oriented service providers. Brixmor is committed to maximizing the value of its portfolio by prioritizing investments, cultivating relationships and capitalizing on embedded growth opportunities through driving rents, increasing occupancy and pursuing value-enhancing reinvestment opportunities. Headquartered in New York City, Brixmor is a partner to more than 5,500 best-in-class national, regional and local tenants and is the largest landlord to The TJX Companies and The Kroger Company.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	3/31/17	12/31/16
Assets
Real estate
Land	$2,015,450	$2,006,655
Buildings and tenant improvements	8,156,110	8,043,855
Construction in process	89,913	121,817
Lease intangibles	834,804	836,731
	11,096,277	11,009,058
Accumulated depreciation and amortization	(2,226,018)	(2,167,054)
Real estate, net	8,870,259	8,842,004
Investments in and advances to unconsolidated joint venture	7,963	7,921
Cash and cash equivalents	59,883	51,402
Restricted cash	44,499	51,467
Marketable securities	24,730	25,573
Receivables, net of allowance for doubtful accounts of $15,386 and $16,756	181,539	178,216
Deferred charges and prepaid expenses, net	127,532	122,787
Other assets	42,693	40,315
Total assets	$9,359,098	$9,319,685

Liabilities
Debt obligations, net	$5,924,834	$5,838,889
Accounts payable, accrued expenses and other liabilities	512,647	553,636
Total liabilities	6,437,481	6,392,525

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
304,893,187 and 304,343,141shares outstanding	3,049	3,043
Additional paid in capital	3,328,234	3,324,874
Accumulated other comprehensive income	24,139	21,519
Distributions in excess of net income	(434,453)	(426,552)
Total stockholders' equity	2,920,969	2,922,884
Non-controlling interests	648	4,276
Total equity	2,921,617	2,927,160
Total liabilities and equity	$9,359,098	$9,319,685

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/17	3/31/16

Revenues
Rental income	$249,621	$251,146
Expense reimbursements	73,190	69,712
Other revenues	2,995	2,246
Total revenues	325,806	323,104

Operating expenses
Operating costs	37,425	35,051
Real estate taxes	46,467	44,391
Depreciation and amortization	93,931	100,479
Provision for doubtful accounts	1,050	2,740
Impairment of real estate assets	5,686	—
General and administrative	20,957	20,724
Total operating expenses	205,516	203,385

Other income (expense)
Dividends and interest	73	73
Interest expense	(55,731)	(57,443)
Gain on sale of real estate assets	8,805	—
Loss on extinguishment of debt	(1,262)	—
Other	(707)	(907)
Total other expense	(48,822)	(58,277)

Income before equity in income of unconsolidated joint venture	71,468	61,442
Equity in income of unconsolidated joint venture	187	107
Net income	71,655	61,549
Net (income) attributable to non-controlling interests	(76)	(1,072)
Net income attributable to common stockholders	$71,579	$60,477

Per common share:
Net income attributable to common stockholders:
Basic	$0.23	$0.20
Diluted	$0.23	$0.20
Weighted average shares:
Basic	304,569	299,180
Diluted	304,795	299,379

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended
	3/31/17	3/31/16

Net income	$71,655	$61,549
Gain on disposition of operating properties	(8,805)	—
Depreciation and amortization- real estate related- continuing operations	93,002	99,685
Depreciation and amortization- real estate related- unconsolidated joint venture	17	25
Impairment of operating properties	5,686	—
NAREIT FFO	$161,555	$161,259

NAREIT FFO per share/OP Unit - diluted	$0.53	$0.53
Weighted average shares/OP Units outstanding - basic and diluted (1)	305,114	304,682

Items that impact FFO comparability
Loss on extinguishment of debt	$(1,262)	$—
Litigation and other non-routine legal expenses	(243)	—
Audit committee review expenses	—	(3,652)
Executive equity based compensation (2)	—	2,637
Total items that impact FFO comparability	$(1,505)	$(1,015)
Items that impact FFO comparability, net per share	$(0.00)	$(0.00)

Additional Disclosures
Straight-line rental income, net (3)	$5,251	$2,855
Amortization of above- and below-market rent and tenant inducements, net (4)	7,461	10,812
Straight-line ground rent (expense) income (5)	(41)	4

Dividends declared per share/OP Unit	$0.260	$0.245
Shares/OP Unit dividends declared	$79,272	$74,632
Share/OP Unit dividend payout ratio (as % of NAREIT FFO)	49.1%	46.3%

(1) Basic and diluted shares/OP Units outstanding reflects an assumed conversion of vested OP Units to common stock of the Company and the vesting of certain equity awards.
(2) Represents non-cash equity based compensation forfeitures associated with executive departures for the three months ended March 31, 2016.
(3) Includes unconsolidated joint venture Montecito Marketplace straight-line rental income (expense) of $1 and ($5) at pro rata share for the three months ended March 31, 2017 and March 31, 2016, respectively.
(4) Includes unconsolidated joint venture Montecito Marketplace amortization of above- and below-market rent and tenant inducements of $7 and $8 at pro rata share for the three months ended March 31, 2017 and March 31, 2016, respectively.
(5) Straight-line ground rent (expense) income is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended
	3/31/17	3/31/16	Change
Same Property NOI Analysis (1)
Number of properties	508	508	—
Percent billed	90.4%	90.3%	0.1%
Percent leased	92.5%	92.3%	0.2%

Revenues
Base rent	$231,011	$225,587
Ancillary and other	3,629	3,756
Expense reimbursements	72,649	69,056
Percentage rents	2,914	1,946
	310,203	300,345	3.3%
Operating expenses
Operating costs	(37,245)	(34,754)
Real estate taxes	(46,028)	(44,010)
Provision for doubtful accounts	(1,029)	(2,692)
	(84,302)	(81,456)	3.5%
Same property NOI	$225,901	$218,889	3.2%

Same property NOI excluding redevelopments	$213,783	$207,303	3.1%

NOI margin	72.8%	72.9%
Expense recovery ratio	87.2%	87.7%

Percent contribution to same property NOI growth:
	Change	Percent Contribution
Base rent	$5,424	2.5%
Ancillary and other	(127)	(0.1%)
Net recoveries	(916)	(0.4%)
Percentage rents	968	0.4%
Provision for doubtful accounts	1,663	0.8%
		3.2%

Reconciliation of Net Income Attributable to Common Stockholders to Same Property NOI
Same property NOI (1)	$225,901	$218,889
Adjustments:
Non-same property NOI	1,763	2,656
Lease termination fees	666	5,597
Straight-line rental income, net	5,250	2,860
Amortization of above- and below-market rent and tenant inducements, net	7,454	10,804
Fee Income	81	295
Straight-line ground rent (expense) income	(41)	4
Depreciation and amortization	(93,931)	(100,479)
Impairment of real estate assets	(5,686)	—
General and administrative	(20,957)	(20,724)
Total other expense	(48,822)	(58,277)
Pro rata share of same property NOI of unconsolidated joint venture	(210)	(183)
Equity in income of unconsolidated joint venture	187	107
Net income attributable to non-controlling interests	(76)	(1,072)

Net income attributable to common stockholders	$71,579	$60,477

(1) Includes unconsolidated joint venture, Montecito Marketplace, at pro rata share.

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